EXHIBIT 10.2

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, dated as of January 9, 2001 (this "Credit Agreement"), is by and among Mediconsult.com, Inc., a Delaware corporation ("Mediconsult"), Physicians' Online, Inc., a Delaware corporation and wholly owned subsidiary of Mediconsult ("Physicians' Online"), and Cybear Inc., a Delaware corporation ("Cybear") and subsidiary of Andrx Corporation, a Delaware corporation ("Andrx"). Cybear, Mediconsult and Physicians' Online are individually referred to as a "Party" and collectively referred to herein as the "Parties." Terms not defined herein are as defined in the Merger Agreement (as hereinafter defined).

                                    RECITALS

         A. Andrx, Mediconsult Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Andrx ("Merger Sub"), and Mediconsult, entered into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Mediconsult with Mediconsult continuing as the surviving corporation (the "Merger");

         B. Pursuant to the Merger Agreement, Andrx has agreed to cause to be provided to Mediconsult and Physicians' Online interim financing (the "Loan") in the maximum aggregate principal amount of $2,000,000 (the "Maximum Principal Amount") to enable Mediconsult and Physicians' Online to fund their operating activities in the Ordinary Course of Business;

         C. The Loan is evidenced by that certain Line of Credit Convertible Note dated of even date herewith (the "Note") made by Mediconsult and Physicians' Online payable to the order of Cybear; and secured as set forth herein; and

         D. Cybear is willing to make the commitment to Mediconsult and Physicians' Online to make the Loan on the terms and subject to the conditions hereinafter set forth.

         Now, therefore, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1.       Line of Credit; Security; Warrant.

         (a) Line of Credit Commitment. Cybear hereby agrees, pursuant to the terms and subject to the conditions of this Credit Agreement, to make the Loan to Mediconsult and Physicians' Online for a period beginning on the date hereof and terminating on July 15, 2001 (the "Maturity Date"), at such times and, subject to Section 1(b) below, in such amounts as Mediconsult or Physicians' Online may request up to but not exceeding in the aggregate the Maximum Principal Amount. No payments under the Note shall be due and payable until the Maturity Date unless there shall have been an Event of Default.


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         (b) Notice and Manner of Borrowing.

                  (i) Mediconsult and Physicians' Online shall give written notice (in the manner set forth in Section 6(a)) to Cybear prior to 10:00 a.m., Eastern Time, at least two business days prior to the proposed borrowing date in substantially the form attached hereto as Exhibit A (the "Notice of Borrowing"). The Notice of Borrowing shall be signed by Mediconsult's Chief Executive Officer or Chief Financial Officer and countersigned by an authorized representative of Cybear designated in writing to Mediconsult by Cybear. Each borrowing hereunder shall be an integral multiple of $50,000. In no event shall the aggregate borrowings exceed the Maximum Principal Amount. Neither Mediconsult nor Physicians' Online shall give a Notice of Borrowing more frequently than biweekly.

                  (ii) Each borrowing under this Section 1 shall be made at the principal business office of Cybear, at its address set forth herein, by crediting Mediconsult's or Physicians' Online's account designated in the Notice of Borrowing in the amount thereof. If each of the conditions set forth in
Section 1(d) have been satisfied, the proceeds of the borrowing shall be available to Mediconsult and Physicians' Online prior to 2:00 p.m., Eastern Time, on such borrowing date.

                  (iii) Mediconsult and Physicians' Online shall have the right, at any time and from time to time, to prepay the Loan, in whole or in part, without penalty or premium, upon not less than three business days' notice to Cybear, provided, however, that, upon each prepayment, Mediconsult and Physicians' Online shall pay accrued interest on the principal amount so repaid to the date of prepayment.

         (c) Note. The Loan made by Cybear under this Section shall be evidenced by, and repaid with interest in accordance with, the Note. The Note shall be enforceable, with respect to Mediconsult's and Physicians' Online's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan at the time evidenced thereby. Interest on the Note shall be payable on, and only for the period during which, the principal amount of the Loan evidenced thereby is outstanding.

         (d) Conditions to Loan. The obligation of Cybear to make the Loan is subject to the following conditions precedent, each of which shall have been met or performed by the borrowing date with respect to such Loan:

                  (i) Notice of Borrowing. Mediconsult and Physicians' Online shall have delivered to Cybear the Notice of Borrowing.

                  (ii) No Default. No default or Event of Default (as defined in Section 5 herein) shall have occurred and be continuing or will occur upon the making of the Loan on such borrowing date, and the representations and warranties in Section 2 of this Credit Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such borrowing date.

         (e) Security. The Note shall be secured by (A) a pledge of all of the issued and outstanding common stock of Physicians' Online (the "POL Stock") pursuant to a Stock Pledge Agreement, in substantially the form attached hereto as Exhibit B (the "Pledge Agreement"); and


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

(B) a security interest in all the assets of Physicians' Online pursuant to a Security Agreement, in substantially the form attached hereto as Exhibit C (the "Security Agreement").

         (f) Warrant. Simultaneously with the execution of this Credit Agreement, Mediconsult shall issue to Cybear a warrant, in substantially the form attached hereto as Exhibit D (the "Warrant"), to purchase 8,926,502 shares of common stock, $.001 par value per share, of Mediconsult (the "Mediconsult Common Stock").

         (g) Financial Condition Certificate. Simultaneously with the execution of this Credit Agreement, Mediconsult shall deliver to Cybear a certificate executed by the Chief Financial Officer of Mediconsult regarding the consolidated financial condition of Mediconsult, in substance reasonably satisfactory to Cybear.

2. Representations And Warranties. In order to induce Cybear to enter into this Credit Agreement and to make the Loan, Mediconsult represents and warrants to Cybear that the statements contained in this Section 2 are correct and complete as of the date of this Credit Agreement and will be correct and complete as of each borrowing date, except as set forth in the Disclosure Schedules to the Merger Agreement.

         (a) Organization, Qualification, and Corporate Power. Each of Mediconsult and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Mediconsult and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Mediconsult or Physicians' Online, or on the ability of the Parties to consummate the transactions contemplated by the Merger Agreement (a "Mediconsult Material Adverse Effect"); it being understood, however, that Mediconsult's continuing to incur losses in the Ordinary Course of Business, shall not, alone, be deemed to be a Mediconsult Material Adverse Effect. Each of Mediconsult and its Subsidiaries have full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Mediconsult is the owner of the POL Stock, and all such shares are duly authorized, validly issued, fully paid and nonassessable. The POL Stock is owned by Mediconsult, free and clear of all Security Interests or rights of others.

         (b) Authorization of Transaction. Mediconsult and Physicians' Online each has full power and authority (including full corporate power and authority) to execute and deliver the Note, Credit Agreement, Pledge Agreement, Security Agreement and Warrant, as the case may be, and to perform its obligations hereunder. The Note, Credit Agreement, Pledge Agreement, Security Agreement and Warrant constitute the valid and legally binding obligation of Mediconsult and Physicians' Online, as the case may be, enforceable against Mediconsult or Physicians' Online, as the case may be, in accordance with their terms except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.


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         (c) Noncontravention. Neither the execution and the delivery of the
Note, Credit Agreement, Pledge Agreement, Security Agreement or Warrant, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, Governmental Permit or other restriction of any Governmental Entity, or court to which any of Mediconsult and its Subsidiaries is subject;
(ii) violate any provision of the charter or bylaws of any of Mediconsult and its Subsidiaries or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Mediconsult and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except, in the cases of (i) and (iii), where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Mediconsult Material Adverse Effect. None of Mediconsult and its Subsidiaries are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Entity in order for the Parties to consummate the transactions contemplated by this Credit Agreement.

         (d) Financial Statements. The Mediconsult Financial Statements were complete and correct in all material respects as of their respective dates, comply in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act), present fairly the financial condition of Mediconsult and its Subsidiaries as of the indicated dates and the results of operations of Mediconsult and its Subsidiaries for the indicated periods, are correct and complete in all material respects as of their respective dates, and are consistent with the books and records of Mediconsult and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         (e) Events Subsequent to Most Recent Mediconsult Fiscal Period End. Since the Most Recent Mediconsult Fiscal Period End, Mediconsult has conducted its business in the Ordinary Course of Business and there has not occurred, (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Mediconsult Material Adverse Effect; provided, however, that for purposes of this Section 2(e), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Mediconsult Material Adverse Effect: (A) circumstances, changes in, or effects on Mediconsult or its business caused by (x) changes in its business plan or methods of operations made at the request of Andrx or Cybear or (y) actions taken or decisions made by Andrx or Cybear, (B) any adverse change, event or effect that is caused primarily by conditions generally affecting the United States economy, (C) any adverse change, event or effect that is caused primarily by conditions generally affecting the healthcare, technology, Internet or service industries; or (D) any adverse change that is demonstrated to be attributable primarily to the announcement or discovery of this Credit Agreement and the transactions contemplated hereby (including employee attrition or any loss of business relationships), unless such change resulted from a breach by Mediconsult or its obligations under this Credit


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

Agreement; (ii) any acquisition, sale or transfer of any asset material to the ongoing business of Mediconsult or any of its Subsidiaries other than in the Ordinary Course of Business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Mediconsult, except as required by concurrent changes in GAAP or any revaluation by Mediconsult of any of its or any of its Subsidiaries' assets, except as required by GAAP; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Mediconsult Capital Stock, or any direct or indirect redemption, purchase or other acquisition by Mediconsult of any of its shares of the Mediconsult Capital Stock; (v) any contract entered into by Mediconsult or any of its Subsidiaries, other than in the Ordinary Course of Business, or any amendment or termination of, or default under, any contract to which Mediconsult or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Mediconsult Certificate of Incorporation or bylaws of Mediconsult; (vii) any increase in or modification (other than a decrease in compensation or other benefits) of the compensation or benefits payable or to become payable by Mediconsult to any of its directors, officers or employees (except in the case of employees (other than officers) increases (x) in the Ordinary Course of Business or (y) as required by any relevant employee agreement or option agreement); (viii) any change in the interest rate risk management and hedging policies, procedures or practices of Mediconsult or any of its Subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any negotiation or agreement by Mediconsult or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Andrx or Cybear and its representatives regarding the transactions contemplated by the Merger Agreement or this Credit Agreement).

         (f) Undisclosed Liabilities. Neither Mediconsult nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the Mediconsult Balance Sheet in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Mediconsult Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). All material agreements currently in effect, including all material agreements, arrangements or understandings with directors and officers of Mediconsult, are filed as exhibits to Mediconsult Public Reports.

         (g) Litigation. Neither Mediconsult nor any of its Subsidiaries is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, which would have a Mediconsult Material Adverse Effect, or (ii) a party to or, to Mediconsult's Knowledge, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Entity or before any arbitrator which would have a Mediconsult Material Adverse Effect.

         (h) Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Mediconsult or any of its Subsidiaries which has had or would have the effect of prohibiting or impairing any current business practice of Mediconsult or any of its Subsidiaries, any acquisition of property by Mediconsult or any of its Subsidiaries or the conduct of business by Mediconsult or any of its Subsidiaries as currently conducted by Mediconsult or any of its Subsidiaries.


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         (i) Compliance With Laws. Each of Mediconsult and its Subsidiaries has
complied in all respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any respect of, and has not received any notices of violation with respect to, its respective certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business, except where such noncompliance or violation would not have a Mediconsult Material Adverse Effect.

         (j) Representations Complete. None of the representations or warranties made by Mediconsult herein or in any schedule hereto, or certificate furnished by Mediconsult pursuant to this Credit Agreement, when all such documents are read together in their entirety, contains or will contain on the date hereof or on a borrowing date any untrue statement of a material fact, or omits or will omit on the date hereof or on a borrowing date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3. Affirmative Covenants. Mediconsult and Physicians' Online covenant and agree with Cybear that, from the date hereof and so long as this Credit Agreement remains in effect, or any obligations under the Loan or the Note remain outstanding and unpaid, unless Andrx or Cybear shall otherwise consent in writing, Mediconsult and Physicians' Online will:

         (a) Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of Mediconsult and, except as requested or permitted by Cybear, its Subsidiaries, and all rights, licenses, permits and franchises required as of the date hereof, or which may be required in the future, for the conduct of Mediconsult's business and comply with all applicable laws and regulations that materially affect Mediconsult and its Subsidiaries and maintain, preserve and protect all franchises, trade names and all property used or required in the conduct of Mediconsult's business, except to the extent failure to do any of the foregoing would not have a Mediconsult Material Adverse Effect.

         (b) Insurance. Keep the insurable properties used in Mediconsult's and Physicians' Online's business insured in accordance and consistent with past practice.

         (c) Obligations and Taxes. Promptly pay and discharge, or cause to be paid and discharged, all Taxes imposed upon Mediconsult and its Subsidiaries and their respective properties, and all lawful claims of labor, materials and supplies or otherwise that, if unpaid, might become a Security Interest upon such properties (other than Permitted Liens as defined in Section 4(c) herein); provided, however, that Mediconsult shall not be required to pay and discharge, or cause to be paid and discharged, any such Tax so long as the validity thereof shall be contested in good faith by appropriate proceedings.

         (d) Books and Records. Keep and maintain full and accurate accounts and records of Mediconsult's operations according to GAAP consistently applied on a basis consistent with past practices, and permit Cybear reasonable access thereto.

         (e) Notice of Default. Upon the occurrence of any default under this Credit Agreement or Event of Default (as defined in Section 5 herein) or any event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default, under this Credit Agreement


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or the Note, furnish, within two business days after each such occurrence, written notice thereof to Cybear specifying the nature and period of existence thereof and the action that Mediconsult or Physicians' Online is taking or proposes to take with respect thereto.

         (f) Interim Financial Statements; Collateral Reports.

                  (i) Within 10 business days after the close of each calendar month, furnish Cybear with unaudited monthly and year-to-date financial statements of Mediconsult, consisting of consolidated balance sheets and operating statements and a listing of all contingent liabilities of Mediconsult for the periods involved and such other statements as Cybear may request, prepared in accordance with GAAP applied on a basis consistent with the Mediconsult Financial Statements, taken from the books and records of Mediconsult, and certified as correct by the Chief Financial Officer of Mediconsult.

                  (ii) Within 20 business days after the close of each calendar month, furnish Cybear with such financial reports as of the middle of the current month that are mutually and reasonably acceptable in form to both Mediconsult and Cybear, taken from the books and records of Mediconsult and certified as correct by the Chief Financial Officer of Mediconsult.

                  (iii) At the time of furnishing each of such financial statements or reports, Mediconsult shall furnish Cybear with a certificate from the President or Chief Financial Officer of Mediconsult stating that he has reviewed this Credit Agreement and the affairs of Mediconsult and that to the best of his knowledge and belief he is unaware of the occurrence of an event which constitutes an Event of Default hereunder or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and if so, stating the facts with respect thereto.

         (g) Compliance with Laws. Comply in all respects with all federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, except as would not have a Mediconsult Material Adverse Effect.

         (h) Full Access. Mediconsult will (and will cause each of its Subsidiaries to) permit representatives of Cybear to have reasonable full access during normal business hours, upon reasonable notice, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Mediconsult and its Subsidiaries during the period prior to the Maturity Date; provided that Cybear and its representatives will conduct any such review in a manner that does not interfere with the normal business operations of Mediconsult. Cybear will (and will cause each of its employees, agents or other representatives to) treat and hold as such any Confidential Information it receives from any of Mediconsult and its Subsidiaries in the course of the reviews contemplated by this Section 3(h), will not use any of the Confidential Information except in connection with the Merger Agreement or this Credit Agreement, and, if the Merger Agreement and this Credit Agreement are terminated for any reason whatsoever, agrees to return to Mediconsult all tangible embodiments (and all copies) thereof which are in its possession. The provisions of this Section 3(h) relating to the Confidential Information will survive any termination of this Credit Agreement.

         (i) Maintenance of Properties. Keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto and comply (other than as


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agreed between Mediconsult and its landlords) with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

         (j) Additional Documents. Join Cybear in executing any security agreements, assignments, consents, financing statements or other instruments, in form reasonably satisfactory to Cybear, as Cybear may from time to time request.

         (k) Notice to Cybear. Within two business days after its occurrence, notify Cybear (i) of any event causing a material loss or depreciation in value of any collateral and the amount of such loss or depreciation, or (ii) of any lawsuit involving Mediconsult.

         (l) Use of Loan Proceeds. Except as contemplated by the Merger Agreement, use the proceeds of the Loan only to fund the operating activities of Mediconsult or Physicians' Online in the Ordinary Course of Business.

                  4. Negative Covenants. Mediconsult and Physicians' Online covenant and agree with Cybear that, from the date hereof and so long as this Credit Agreement remains in effect, or any obligations under the Loan or the Note remain outstanding and unpaid, unless Andrx or Cybear shall otherwise consent in writing, Mediconsult and Physicians' Online will not:

         (a) Ordinary Course of Business. Except as contemplated by the Merger Agreement, make any payments to (i) satisfy any closing conditions set forth in
Section 7 of the Merger Agreement, (ii) pay any severance obligations which are not being paid as of the date hereof, or (iii) pay any extraordinary expenses outside the Ordinary Course of Business.

         (b) Indebtedness. Issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business, except (i) any loan arrangements between Mediconsult and Andrx or any of its Subsidiaries or Affiliates, (ii) in connection with the financing of working capital in the Ordinary Course of Business, (iii) the incurrence of long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds in the Ordinary Course of Business (iv) the incurrence of short-term indebtedness in the Ordinary Course of Business, (v) indebtedness incurred to finance activities permitted by Section 4(d)(iv) and
(d)(vi), or (vi) as otherwise permitted by the Merger Agreement.

         (c) Security Interests. Create, incur, assume, or suffer to exist any Security Interest, or charge of any kind (including charges on property purchased under conditional sales or other title retention agreements) on any of its property or assets, now owned or hereafter acquired, except for the following (all of which are referred to herein as "Permitted Liens"):

                  (i) Security Interests for taxes, assessments, or similar charges, incurred in the Ordinary Course of Business that are not yet due and payable (excluding any Security Interests imposed pursuant to any of the provisions of ERISA);

                  (ii) Other Security Interests incurred in the Ordinary Course of Business and created by operation of law;


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                  (iii)    Good faith pledges or deposits made in the Ordinary
Course of Business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases (other than leases intended as security for indebtedness), or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds (not intended as security for indebtedness for money borrowed) required in the Ordinary Course of Business;

                  (iv) Purchase money Security Interests and encumbrances created to secure the indebtedness permitted by Section 4(b) hereof; and

                  (v)      Security Interests in favor of Cybear.

         (d) Operation of Business. Except as permitted by the Merger Agreement, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) none of Mediconsult and its Subsidiaries will authorize or effect any change in its charter or bylaws;

                  (ii) except as set forth on Disclosure Schedule 6(d) of the Merger Agreement, none of Mediconsult and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) none of Mediconsult and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to the Mediconsult Capital Stock (whether in cash or in kind), or split, combine, reclassify, redeem, repurchase, or otherwise acquire, directly or indirectly, Mediconsult Capital Stock;

                  (iv) none of Mediconsult and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (v) none of Mediconsult and its Subsidiaries will make any capital expenditures outside the Ordinary Course of Business;

                  (vi) except as set forth on Disclosure Schedule 6(d) of the Merger Agreement, none of Mediconsult and its Subsidiaries will make any change in employment terms for any of its directors or executive officers, or enter into any other arrangement or agreement with directors or executive officers, and none of Mediconsult and its Subsidiaries will make any change in employment terms for any of its employees outside the Ordinary Course of Business;

                  (vii) except as set forth on Disclosure Schedule 6(d) of the Merger Agreement, none of Mediconsult and its Subsidiaries will sell or transfer to any Person any material rights to Mediconsult's Intellectual Property, purchase any material right to Intellectual Property or enter into any material license agreement with any Person with respect to Mediconsult's Intellectual Property outside the Ordinary Course of Business; and


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                  (viii)   none of Mediconsult and its Subsidiaries will commit
to any of the foregoing.

         (e) Financing Statements. Except as set forth on Schedule 4(e) to this Credit Agreement, permit any financing statement (except Cybear's financing statements and those with respect to the Permitted Liens) to be on file with respect to the collateral.

         (f) Location of Collateral. Except as agreed by Mediconsult and Cybear, change the locations at which the collateral is maintained; change the name, identity, or corporate structure of Mediconsult; adopt or make use of any fictitious or trade name not disclosed elsewhere in this Credit Agreement; or change the location of its chief executive office.

         (g) Destruction of Collateral. Waste or destroy the collateral or use it in violation of any law, statute or ordinance.

         (h) Agreements. Enter into any agreement involving (i) the payment by Mediconsult to a third party of more than $10,000 or (ii) the receipt by Mediconsult from a third party of more than $25,000.

         (i) Adverse Transactions. Enter into any transaction, or permit any Subsidiary to enter into any transaction, permit or agree to any extension, compromise or settlement, or make any change or modification of any kind or nature with respect to any account, including any of the terms relating thereto, other than discounts and allowances in the Ordinary Course of Business, in any such case which materially and adversely affects or would reasonably be expected to materially and adversely affect the collateral or Mediconsult's ability to repay the obligations.

5. Events of Default. If any one of the following "Events of Default" shall occur:

         (a) Mediconsult or Physicians' Online shall fail to pay, when due, any principal of or interest on the Loan, or to pay when due (whether by acceleration, maturity or otherwise) any other sum payable under this Credit Agreement;

         (b) Mediconsult shall fail to cure any of the following within ten business days after written notice thereof from Cybear:

                  (i) Any representation or warranty made by Mediconsult herein or in any certificate or report furnished by Mediconsult or Physicians' Online hereunder shall prove to have been incorrect in any material respect;

                  (ii) Mediconsult or Physicians' Online shall breach any agreement, covenant or obligation contained herein;

                  (iii) Mediconsult shall breach any provision of the Note, the Pledge Agreement or the Merger Agreement;

                  (iv) Physicians' Online shall breach any provision of the Note or Security Agreement;

         (c) The Merger Agreement is terminated pursuant to Section 8 thereof, other than pursuant to Section 8(a)(ii)(B) or 8(a)(iii);

         (d) Mediconsult or Physicians' Online shall: (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Mediconsult or Physicians' Online or of all or a substantial part of the assets of Mediconsult or Physicians' Online, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary proceeding under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary proceeding under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

         (e) Without Mediconsult's or Physicians' Online's application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Mediconsult or Physicians' Online: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of Mediconsult or Physicians' Online, or of all or any substantial part of the assets of Mediconsult or Physicians' Online, or other like relief in respect of Mediconsult or Physicians' Online, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, unless such proceeding is contested in good faith by Mediconsult or Physicians' Online; and, if the proceeding is being contested in good faith by Mediconsult or Physicians' Online, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive calendar days, or an order for relief against Mediconsult or Physicians' Online shall be entered in any involuntary proceeding under the United States Bankruptcy Code.

         THEREUPON, in the case of any such event other than an event described in Section 5(d) or 5(e), Cybear may, by written notice to Mediconsult or Physicians' Online: (i) immediately terminate the Loan hereunder, and/or (ii) immediately declare the principal of, and interest accrued on, the Loan forthwith due and payable, whereupon the same shall become immediately due and payable; and, in the case of any event described in Section 5(d) or 5(e), the Loan hereunder shall automatically terminate, without any action on the part of Cybear, and the principal of, and accrued interest on, the Loan shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding.

         Upon the happening and continuance of any Event of Default specified in this Credit Agreement, Cybear may proceed to protect and enforce its rights under this Credit Agreement by such suits, actions or special proceedings in equity or at law, either for specific performance of any covenant or agreement contained herein or in aid of execution of any power herein or therein granted or for the enforcement of any proper legal or equitable remedy, as Cybear shall deem most effectual to protect and enforce such rights.

         In the enforcement of any remedy described above, Cybear shall be entitled to sue for, enforce payment of and receive any and all amounts then or during any Event of Default becoming or remaining due from Mediconsult and Physicians' Online for principal, interest or otherwise under any of the provisions of this Credit Agreement or the Note, together with interest on overdue payments at a rate equal to 2% higher than the rate otherwise applicable (the "Default Rate") and all costs and expenses of collection and of all proceedings hereunder.

         Any monies received by Cybear by exercise of its rights and remedies provided for in this Section 5 or otherwise, shall be applied by Cybear as follows: first, to the payment of the costs and expenses (including reasonable attorneys' fees) incurred by Cybear in connection with the exercise of such rights and remedies; second, any surplus to the pro rata payment of the indebtedness of Mediconsult and Physicians' Online to Cybear in accordance with the provisions of this Credit Agreement and in such order as to principal, interest and other sums as Cybear may determine; and third, any surplus to Mediconsult and Physicians' Online.

6.       Miscellaneous.

         (a) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                    If to Mediconsult or Physicians' Online:
                    ----------------------------------------

                                  Ian Sutcliffe
                        560 White Plains Road, 4th Floor
                            Tarrytown, New York 10591
                            Telephone: (914) 332-6100
                            Facsimile: (914) 332-6445

                                    Copy to:
                                    --------

                                E. Michael Ingram
                        560 White Plains Road, 4th floor
                            Tarrytown, New York 10591
                            Telephone: (914) 332-6100
                            Facsimile: (413) 826-4026

                                       and

                              Scott F. Smith, Esq.
                             Covington & Burlington
                           1330 Avenue of the Americas
                            New York, New York 10019
                            Telephone: (212) 841-1000
                            Facsimile: (212) 841-1010

                                  If to Cybear:
                                  -------------

                                Scott Lodin, Esq.
                                Andrx Corporation
                                4955 Orange Drive
                                 Davie, FL 33314
                            Telephone: (954) 584-0300
                            Facsimile: (954) 792-1034

                                    Copy to:
                                    --------

                              Dale S. Bergman, Esq.
                                Broad and Cassel
                                   Suite 3000
                            201 South Biscayne Blvd.
                                 Miami, FL 33131
                            Telephone: (305) 373-9400
                            Facsimile: (305) 373-9493

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (b) Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as the Note is outstanding and unpaid and the Loan shall have not been terminated in full.

         (c) Governing Law. This Credit Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (d) Headings The section headings contained in this Credit Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Credit Agreement.

         (e) Amendments, Waivers and Remedies Cumulative. The Parties may mutually amend any provision of this Credit Agreement at any time prior to the Maturity Date. No amendment of any provision of this Credit Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. The remedies herein provided and in the Note are cumulative and are not exclusive of any remedies provided by law. To the extent that there is any conflict between the provisions of this Credit Agreement and the Note, the provisions of this Credit Agreement shall prevail.

         (f) Severability Any term or provision of this Credit Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The Parties further agree to replace such invalid or unenforceable provision of this Credit Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

         (g) Expenses. Except as otherwise provided in this Credit Agreement, all costs and expenses in connection with this Credit Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, brokers, finders, agents, accountants and legal counsel) shall be paid by the Party incurring such expense. Mediconsult shall pay any stamp and other taxes payable in connection with the execution and delivery of this Credit Agreement and the Note.

         (h) Construction. The Parties have participated jointly in the negotiation and drafting of this Credit Agreement. In the event an ambiguity or question of intent or interpretation arises, this Credit Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Credit Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (i) Successors and Assigns. This Credit Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and assigns; provided, however, that Mediconsult or Physicians' Online may not assign any of its rights hereunder without the prior written consent of Cybear. Cybear may, without the consent of Mediconsult or Physicians' Online, assign, negotiate, hypothecate, or grant participations in this Credit Agreement or in any of its rights under this Credit Agreement. Cybear shall promptly notify Mediconsult of any such assignment, negotiation, hypothecation or participation. Mediconsult and Physicians' Online shall accord full recognition to any such assignment, and all rights and remedies of Cybear in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by Cybear before such assignment.

         (j) Limit on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of Mediconsult under this Credit Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Cybear would be contrary to provisions of law applicable to Cybear (if any) that limit the maximum rate of interest that may be charged or collected by such Lender. In the event that Mediconsult makes any payment of interest, fees or other charges, however denominated, pursuant to this Credit Agreement or the Note, which payment results in the interest paid by Mediconsult to Cybear to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to Cybear as of the date of such payment, or if such excess exceeds the amount of principal owed to Cybear as of the date of such payment, the difference shall be returned to Mediconsult.

         (k) Counterparts. This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (l) Integration. This Credit Agreement, together with the Note, constitutes the complete and integrated agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

         (m) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MEDICONSULT ENTERING INTO THIS CREDIT AGREEMENT AND CYBEAR MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO MEDICONSULT

         (n) Consent to Jurisdiction. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Credit Agreement and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other matter provided by law.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the date first above written.


                                       CYBEAR INC., a Delaware corporation



                                       By: /s/ Timothy Nolan
                                           -------------------------------------
                                           Timothy Nolan, President and COO




                                       MEDICONSULT.COM, a Delaware corporation



                                       By: /s/ Ian D. Sutcliffe
                                           -------------------------------------
                                           Ian D. Sutcliffe, Chief Executive
                                           Officer




                                       PHYSICIANS' ONLINE, INC., a Delaware
                                       corporation



                                       By: /s/ E. Michael Ingram
                                           -------------------------------------

                                       Name: E. Michael Ingram
                                            ------------------------------------

                                       Title: Secretary
                                             -----------------------------------